As filed with the Securities and Exchange Commission on August 31, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVICI SYSTEMS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	02-0493372
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Billerica Avenue

North Billerica, MA 01862

(978) 964-2000

(Address of Principal Executive Offices) (Zip Code)

AVICI SYSTEMS INC.

Amended 2000 Employee Stock Purchase Plan

(Full title of the plans)

T.S. Ramesh

Avici Systems Inc.

101 Billerica Avenue

North Billerica, MA 01862

(Name and Address of Agent for Service of Process)

(978) 964-2000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

John A. Meltaus, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Amended 2000 Employee Stock Purchase Plan
Common Stock (par value $.0001 per share)	46,396	$7.87	(2)	$365,136.52	$39.07
Total	46,396	$7.87		$365,136.52	$39.07

(1)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.
(2)	The price of $7.87 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq National Market on August 25, 2006, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) of the Securities Act and has been used only for those shares without a fixed exercise price.

This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (No. 333-48178) relating to Avici’s Amended 2000 Employee Stock Purchase Plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statement are hereby incorporated by reference.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Fourth Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-37316) and incorporated herein by reference)

3.2	Certificate of Amendment of Fourth Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Form 10-K of the Registrant for the fiscal year ended December 31, 2002 and incorporated herein by reference)

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (filed as Exhibit 3.3 to the Form 10-K of the Registrant for the fiscal year ended December 31, 2002 and incorporated herein by reference)

3.4	Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (filed as Exhibit 3.4 to the Form 10-K of the Registrant for the fiscal year ended December 31, 2002 and incorporated herein by reference)

3.5	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-37316) and incorporated herein by reference)

4.1	Amended 2000 Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Form 10-K of the Registrant for the fiscal year ended December 31, 2001 and incorporated herein by reference)

5.1	Opinion of Choate, Hall & Stewart LLP

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica in the State of Massachusetts, on this 31th day of August, 2006.

AVICI SYSTEMS INC.

By:	/s/ T.S. Ramesh
T.S. Ramesh Vice President of Finance and Principal Accounting Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Avici Systems Inc., hereby severally constitute and appoint T.S Ramesh, our true and lawful attorney, with full power to him, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Avici Systems Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. LEIGHTON, III William J. Leighton, III	President, Chief Executive Officer and Director (principal executive officer)

/S/ WILLIAM J. STUART William J. Stuart	Senior Vice President of Finance and Chief Financial Officer (principal financial officer)

/s/ T.S. RAMESH T.S. Ramesh	Vice President of Finance (principal accounting officer)

/s/ WILLIAM INGRAM William Ingram	Director

/s/ RICHARD T. LIEBHABER Richard T. Liebhaber	Chairman and Director

/s/ ROBERT P. SCHECHTER Robert P. Schechter	Director

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INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Fourth Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-37316) and incorporated herein by reference)

3.2	Certificate of Amendment of Fourth Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Form 10-K of the Registrant for the fiscal year ended December 31, 2002 and incorporated herein by reference)

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (filed as Exhibit 3.3 to the Form 10-K of the Registrant for the fiscal year ended December 31, 2002 and incorporated herein by reference)

3.4	Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (filed as Exhibit 3.4 to the Form 10-K of the Registrant for the fiscal year ended December 31, 2002 and incorporated herein by reference)

3.5	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-37316) and incorporated herein by reference)

4.1	Amended 2000 Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Form 10-K of the Registrant for the fiscal year ended December 31, 2001 and incorporated herein by reference)

5.1	Opinion of Choate, Hall & Stewart LLP

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

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